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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------

             (Exact name of registrant as specified in its charter)

                Delaware                                 13-3692801
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(State of incorporation or organization)       (IRS Employer Identification No.)

           388 Greenwich Street
           New York, New York                           10013
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(Address of principal executive offices)              (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A. (c), please     to General Instruction A. (d), please
check the following box. [x]              check the following box. [ ]

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        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                   Name of Each Exchange on Which
      to be so Registered                   Each Class is to be Registered
      -------------------                   ------------------------------

  9,000,000 TIERS(R) Principal-Protected
 Minimum Return Trust Certificates, Series
Nasdaq 2003-12 with a principal amount of $[ ]

          (the "Certificates")                      American Stock Exchange
---------------------------------------------    -------------------------------
        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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Item 1.  Description of Registrant's Securities to be Registered.
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         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated December 19, 2002, which description is incorporated herein by reference.

Item 2.  Exhibits.
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              1. Certificate of Incorporation of Structured Products Corp. is
set forth as Exhibit 3.1 to Registration Statement No. 333-89080 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

              2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

              3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

              4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

              5. Form of the Preliminary Prospectus Supplement dated on or about May 27, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, which was filed with the Securities and Exchange Commission on May 30, 2003, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                              STRUCTURED PRODUCTS CORP.
Date:  June 20, 2003




                                              By: /s/ John W. Dickey
                                                 -------------------------------
                                                 John W. Dickey
                                                 Authorized Signatory











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